UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 4, 2013

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

94080

(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On September 4, 2013, William D. Lese, a director of Solazyme, Inc. (the “Company”), resigned from the Company’s board of directors (the “Board”). Mr. Lese’s decision to resign from the Board was solely for personal reasons and time considerations and did not involve any disagreement with the Company, the Company’s management or the Board.

On September 5, 2013, Harrison F. Dillon resigned as a member of the Board, effective immediately, and resigned as the Company’s President, effective September 30, 2013. Dr. Dillon will then serve as a consultant to the Company. Dr. Dillon’s decision to resign from the Board was solely for personal reasons and time considerations and did not involve any disagreement with the Company, the Company’s management or the Board.

In connection with Dr. Dillon’s resignation, the Board approved the entry by the Company into a Transition Agreement and Release (“Transition Agreement”), a Consulting Agreement (“Consulting Agreement”) and a Separation and Release Agreement (“Separation and Release Agreement”) with Dr. Dillon (collectively, the “Dillon Agreements”). Under the Separation and Release Agreement, Dr. Dillon will receive a lump sum payment in the amount of $312,000, payable upon effectiveness of a release, and COBRA reimbursement for up to two years. Under the Consulting Agreement, Dr. Dillon will perform consulting services for the Company, including intellectual property support and such other services as may be mutually agreed, for up to three years, for a cash fee of $48,000 per year in years one and two, and no cash fee in year three. Dr. Dillon’s equity awards will continue to vest for the duration of the Consulting Agreement, provided he continues to provide consulting services to the Company.

The foregoing description of the Dillon Agreements is qualified in its entirety by reference to the Dillon Agreements, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2013.

(d) Election of Director.

On September 4, 2013, the Board elected James R. Craigie as a director of the Company. Mr. Craigie is the Chairman and CEO of Church & Dwight Co., Inc. (a developer and marketer of consumer and specialty products), a position he has held since 2007. He served as CEO of Church & Dwight from 2004 to 2007. He currently serves as a member of the boards of directors of Meredith Corporation, a media and marketing company, and the Gettysburg Foundation, a non-profit foundation involved with restoring the Gettysburg battlefields. The Board has appointed Mr. Craigie as a member of the Board’s Audit and Compensation Committees. Mr. Craigie will receive director compensation consistent with the Company’s current compensation arrangement for non-employee members of the Board and has entered into the Company’s standard form of indemnity agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOLAZYME, INC.
(Registrant)

Date: September 6, 2013	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel